Exhibit 99.1

Infor Announces Strong Fourth Quarter and Fiscal Year Results

Software License Fees and Cloud Subscriptions Revenue for the Quarter Increase by 35 Percent

NEW YORK – June 28, 2016 – Infor, a leading provider of beautiful business applications specialized by industry and built for the cloud, reported strong results for the fourth quarter of its fiscal 2016, ended April 30, 2016. Software revenue for the quarter, including license fees and cloud subscriptions revenue, was up 34.9 percent and 35.5 percent year over year on a GAAP basis and non-GAAP1 basis, respectively, in constant currency2, and Infor added more than 700 new customers.

Total revenues for the quarter, on both a GAAP and non-GAAP basis, increased year over year by 8.8 percent at actual currency rates and 9.4 percent in constant currency with growth in each revenue category, including software license fees and subscriptions revenue, product update and support fees revenue, and consulting services and other revenue.

April 30, 2016 also marked the end of a strong fiscal year 2016 for Infor. Adjusting for the fiscal year change3, on an 11-month comparable basis, Infor grew non-GAAP software license fees and subscriptions revenue 26.9 percent over FY15 in constant currency, as the company gained market share for yet another year. As more customers buy suites of software with multiple Infor products, the average deal size continues to grow, with 126 deals valued at more than $1 million, and 15 in excess of $5 million.

“Infor continues to outpace the industry in our pivot to the cloud, with more than 40 percent of our software license revenue for fiscal year 2016 coming from SaaS, up from 10 percent only three years ago,” said Charles Phillips, CEO of Infor. “The heavy investment in R&D we began six years ago, with last-mile functionality built directly into our products, and deploying them on AWS rather than our own datacenters is paying off. Our focus on the application layer, industry domain, design excellence, commerce networks, and machine learnings is producing results. The momentum continues as we enter FY17 with the largest sales pipeline in company history propelled by continued growth in SaaS deal activity.”

Fiscal year 2016 also marked a major step in the evolution of ERP software, as Infor defined the concept of networked ERP, or multi-enterprise ERP. In today’s global economy, many critical functions that had been managed by a single company are now managed by a network of trading partners including manufacturing, shipping, distribution, and point-of-sale. By integrating and embedding its commerce network into its ERP applications, Infor can enable real-time visibility of products in transit, at rest, or in production, extending ERP beyond the four walls of the enterprise across the extended supply chain.

New customer wins and go-lives announced during Infor’s fiscal year 2016 include Triumph Motorcycles, Michaels, New York MTA, Lineage Logistics, Pilot Flying J, Christian Louboutin, Travelodge, Whole Foods Market, Washington Headquarters Service, and Hackensack University Medical Center.

About Infor

Infor builds beautiful business applications with last mile functionality and scientific insights for select industries delivered as a cloud service. With 14,000 employees and customers in more than 200 countries and territories, Infor automates critical processes for industries including healthcare, manufacturing, fashion, wholesale distribution, hospitality, retail, and public sector. Infor software helps eliminate the need for costly customization through embedded deep industry domain expertise. Headquartered in New York City, Infor is also home to one of the largest creative agencies in Manhattan, Hook & Loop, focused on delivering a user experience that is fun and engaging. Infor deploys its cloud applications primarily on the Amazon Web Services cloud and open source platforms. To learn more about Infor, please visit www.infor.com.

Infor customers include:

•	18 of the top 20 aerospace companies

•	8 of the top 10 high tech companies

•	10 of the top 10 pharmaceutical companies

•	22 of the 25 largest U.S. healthcare delivery networks

•	20 of the 20 largest U.S. cities

•	20 of the top 20 automotive suppliers

•	19 of the top 20 industrial distributors

•	18 of the top 20 global retailers

•	4 of the top 5 brewers

•	19 of the top 20 global banks

•	10 of the 10 largest global hotel brands

•	6 of the top 10 global luxury brands

Forward-Looking Statements

This press release contains forward-looking statements that state Infor’s intentions, beliefs, expectations, or predictions for the future. Forward-looking statements often include use of the future tense with words such as “will,” “may,” “intends,” “anticipates,” “expects” and similar conditional or forward-looking words and phrases. These forward-looking statements are neither promises nor guarantees, but are only predictions and may differ materially from actual future events or results. Such statements are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Infor undertakes no obligation to update or revise the information contained herein.

Important factors that could cause a material difference between these forward-looking statements and actual events include, among other things: our ability to increase revenues from new license sales and retain existing customers; whether we are able to complete and deliver products and services within required time frames and budgets to meet increasingly competitive customer demands and performance guaranties; risks inherent in fluctuating international currency exchange rates in light of our global operations and the unpredictable effect of geopolitical world and local events; our ability to manage expenses effectively and maintain profitability; our ability to achieve revenue from products and services that are under development; the competitive environment in which we operate and resulting pricing pressures; and whether the anticipated effects and results of our new product offerings and successful product implementation will be realized. These and other potential risks and uncertainties that relate to Infor and its business and operations are summarized in more detail from time to time in our filings with the United States Securities and Exchange Commission. Please refer to Infor’s most recent quarterly and annual reports available through the website maintained by the SEC at www.sec.gov for more information on the risk factors that could cause actual results to differ.

Footnotes:

1 This press release contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (GAAP). Non-GAAP total revenues and software license fees and subscriptions revenues include pro forma adjustments to increase total revenues and software license fees and subscriptions revenues that we would have recognized if we had not adjusted acquired deferred revenues to their fair values as required by GAAP. These non-GAAP disclosures have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of Infor’s results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Infor’s management uses these non-GAAP measures in its analysis of Infor’s performance because it believes these measures are material and will be used as a measure of Infor’s performance by investors.

2 In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we compare the percent change in the results from one period to another period using constant currency disclosure. To present this information, results for our entities in the fourth quarter of fiscal 2016 reporting in currencies other than the U.S. Dollar are converted into U.S. Dollars at constant exchange rates (i.e. the rates in effect in the fourth quarter of fiscal 2015) rather than the actual exchange rates in effect during the fourth quarter of fiscal 2016.

3 Beginning in the first quarter of fiscal 2015, we changed our fiscal year end from May 31 to April 30. This change was effective beginning June 1, 2014, the start of our fiscal 2015, which ended on April 30, 2015. As a result of this change, for fiscal 2015 we reported an 11-month transition period from June 1, 2014 to April 30, 2015.

For more information:

Dan Barnhardt

Infor

646-336-1731

Dan.Barnhardt@infor.com